                                                                     EXHIBIT 7.2


              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following pro forma consolidated financial statements include the unaudited pro forma consolidated statement of income for the year ended June 30, 1996 (the "Pro Forma Consolidated Statement of Income") and the unaudited pro forma consolidated balance sheet as of June 30, 1996 (the "Pro Forma Consolidated Balance Sheet"). The unaudited Pro Forma Consolidated Statement of Income is adjusted to give effect to the consummation of the acquisition of Introspect Healthcare Corporation ("Introspect") as if such acquisition had occurred on July 1, 1995. The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to the consummation of the acquisition of Introspect as if such acquisition had occurred on June 30, 1996.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto and the financial statements and related notes of Introspect Healthcare Corporation included elsewhere in this Form 8-K/A. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's results of operations or financial position would have been had the acquisition of Introspect occurred on July 1, 1995 or June 30, 1996, or to project the Company's results of operations or financial position for or at any future period or date.

                      Youth Services International, Inc.
             Pro forma Consolidated Statement of Income
                     For the Year Ended June 30, 1996 (1)


                                                     YSI                 Pro Forma                     Adjusted
                                                  Historical(2)         Adjustments(2)                   Total
                                                 -------------         --------------               --------------
Revenues                                          $100,353,000             ($391,000)       (3)       $99,962,000

Program Expenses:
    Program                                         85,822,000              (693,000) (3,4,6,7)        85,129,000
    Amortization of goodwill                         1,039,000               812,000        (4)         1,851,000
    Program start-up costs                              58,000                                             58,000
                                                 -------------         --------------               --------------
    Contribution from operations                    13,434,000              (510,000)                  12,924,000

Other Operating Expenses:
    Selling, general and administrative              5,760,000                                          5,760,000
    Costs of attempted acquisitions                    569,000                                            569,000
                                                 -------------         --------------               --------------

      Income from operations                         7,105,000              (510,000)                   6,595,000
                                                 -------------         --------------               --------------
Other (Income) Expense:
    Interest expense                                 3,160,000              (391,000)       (5)         2,769,000
    Interest income                                   (645,000)                                          (645,000)
    Other, net                                         463,000                                            463,000
                                                 -------------         --------------               --------------
                                                     2,978,000              (391,000)                   2,587,000
                                                 -------------         --------------               --------------

       Income before income tax expense              4,127,000              (119,000)                   4,008,000

    Income tax expense                               1,856,000                72,000        (8)         1,928,000
                                                 -------------         --------------               --------------

       Net Income                                   $2,271,000             ($191,000)                  $2,080,000
                                                 =============         ==============               ==============
    Earnings per common and common
       equivalent share                                  $0.25                                              $0.22
                                                 =============                                      ==============

Weighted average common and
     common equivalent share outstanding             9,267,458                                          9,267,458
                                                 =============                                      ==============



  The accompanying notes to pro forma consolidated statement of income are an integral part of this pro forma statement of income.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1996


(1) The fiscal year ended June 30, 1996 is comprised of the twelve month period July 1, 1995 through June 30, 1996.

(2) As discussed in the notes to the Company's consolidated financial statements, the revenues and expenses of Introspect have been included in the Company's consolidated statement of income for the fiscal year ended June 30, 1996.

(3) To eliminate revenues and expenses of Introspect site location that was closed during fiscal 1996 as follows:


                      Revenues                    $          391,000
                      Expenses                              (730,000)
                                                  ------------------
                                                  $         (339,000)
                                                  ==================

(4)      To record goodwill amortization and depreciation expense as follows:


                  Goodwill (10 year life)         $          812,000
                  Depreciation expense                       166,000
                                                  ------------------
                                                  $          978,000
                                                  ==================

(5) To eliminate interest expense related to Introspect debt retired concurrent with the acquisition and to add interest expense on short-term borrowings utilized to retire Introspect's debt as follows:


               Total interest expense             $        1,146,000
               Debt not retired                              (98,000)
               Short-term borrowings                        (657,000)
                                                  ------------------
               Interest expense related to
                       retired debt, net          $          391,000
                                                  ==================

(6) To eliminate amortization expense of deferred debt issue costs related to retired debt as follows:


               Amortization of deferred debt
                       issue costs                $          107,000
                                                  ==================

(7) To eliminate acquisition related transaction costs recorded by Introspect as follows:


               Transaction costs                  $           22,000
                                                  ==================

(8)      To record tax impact of pro forma adjustments.

(9) Amounts have been retroactively restated to reflect the three-for-two stock split in the form of a stock dividend which was effected May 24, 1996.

                      Youth Services International, Inc.
                     Pro Forma Consolidated Balance Sheet
                              As of June 30, 1996


                                                       YSI        Introspect      Pro Forma           Adjusted
                                                   Historical     Historical     Adjustments            Total
                                                -------------   -------------   -------------        -----------
Cash                                               $7,046,000        $237,000    ($3,404,000)    (1)  $3,879,000
Restricted cash                                       500,000       1,145,000     (1,145,000)    (1)     500,000
Investments available-for-sale                      9,798,000               0                          9,798,000
Accounts receivable, net                           16,683,000       2,313,000       (529,000)    (2)  18,467,000
Due from Introspect                                   784,000               0       (784,000)    (2)           0
Refundable income taxes                             1,046,000               0                          1,046,000
Current portion of notes receivable                   113,000               0                            113,000
Deferred tax asset                                     78,000               0                             78,000
Prepaid expenses, supplies and other                1,918,000         289,000       (106,000)    (2)   2,101,000
                                                -------------   -------------   -------------        -----------
     Total current assets                          37,966,000       3,984,000     (5,968,000)         35,982,000
                                                -------------   -------------   -------------        -----------

Property, equipment and improvements, net          17,135,000       5,164,000      2,978,000     (2)  25,277,000
                                                -------------   -------------   -------------        -----------

Deposits                                              160,000               0                            160,000
Organization costs, net                                38,000               0                             38,000
Deferred debt issue costs, net                      2,613,000         174,000       (174,000)    (2)   2,613,000
Goodwill, net                                       9,613,000               0      8,118,000     (3)  17,731,000
Notes receivable, Introspect                        1,000,000               0     (1,000,000)    (2)           0
Notes receivable, net of current portion            3,133,000               0                          3,133,000
Non-compete agreements, net                           277,000               0                            277,000
Deferred tax asset                                    750,000               0                            750,000
Management fee receivable                             154,000               0       (154,000)    (2)           0
Other assets, net                                   1,800,000               0       (306,000)    (2)   1,494,000
                                                -------------   -------------   -------------        -----------
                                                   19,538,000         174,000      6,484,000          26,196,000
                                                -------------   -------------   -------------        -----------

     Total assets                                 $74,639,000      $9,322,000     $3,494,000         $87,455,000
                                                =============   =============   =============        ===========

Accounts payable                                   $1,465,000        $595,000      ($105,000)    (2)  $1,955,000
Accrued payroll and other accrued
     expenses                                       5,752,000       1,511,000       (236,000)  (2,4)   7,027,000
Due to YSI                                                  0       1,957,000     (1,957,000)    (2)           0
Short-term borrowings                                       0       1,136,000      8,631,000 (2,5,6)   9,767,000
Current portion of long-term debt
     and capital lease obligations                    788,000       1,603,000     (1,175,000)  (2,5)   1,216,000
Patient refunds                                             0         853,000          3,000     (2)     856,000
Deferred tax liability                                      0               0                                  0
                                                -------------   -------------   -------------        -----------
    Total current liabilities                       8,005,000       7,655,000      5,161,000          20,821,000

Deferred revenue                                       38,000               0                             38,000
Long-term debt and capital lease
     obligations, net of current portion            4,212,000       8,169,000     (8,169,000)  (2,5)   4,212,000
7% Convertible subordinated debentures             37,950,000               0                         37,950,000
12% Subordinated debentures                           983,000               0                            983,000
                                                -------------   -------------   -------------        -----------
    Total liabilities                              51,188,000      15,824,000     (3,008,000)         64,004,000
                                                -------------   -------------   -------------        -----------

Common stock                                           86,000          53,000        (53,000)    (2)      86,000
Additional paid-in-capital                         20,099,000         226,000       (226,000)    (2)  20,099,000
Accumulated earnings                                3,521,000      (6,781,000)     6,781,000     (2)   3,521,000
Unrealized loss on investments
     available-for-sale                              (255,000)              0                           (255,000)
                                                -------------   -------------   -------------        -----------
     Total shareholders' equity                    23,451,000      (6,502,000)     6,502,000          23,451,000
                                                -------------   -------------   -------------        -----------

     Total liabilities and shareholders' equity   $74,639,000      $9,322,000     $3,494,000         $87,455,000
                                                =============   =============   =============        ===========

            The accompanying notes to pro forma consolidated balance sheet are an integral part of this pro forma balance sheet.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1996


(1)      To adjust cash for the following:


               Cash used to purchase Introspect              $        3,927,000
               Change in cash balance at acquisition date               622,000
               Reclass restricted cash in conjunction with
                      retirement of debt                             (1,145,000)
                                                             ------------------
                                                             $        3,404,000
                                                             ==================

(2) To adjust balances to fair market value at date of acquisition and allocate purchase price.

(3) To record goodwill resulting from purchase price allocation as follows:


               Fair market value of assets acquired             $    11,567,000
               Fair market value of liabilities assumed             (12,706,000)
                                                                ---------------
                                                                     (1,139,000)
                                                                ---------------
               Purchase price                                         4,000,000
               Estimated acquisition costs                              200,000
               Purchase option, net                                     306,000
               Receivables due from Introspect, net                   2,473,000
                                                               ----------------
                                                                      6,979,000
                                                               ----------------
               Goodwill                                        $      8,118,000
                                                               ================

(4)      To record estimated acquisition costs as follows:


               Estimated acquisition costs                  $           200,000
                                                            ===================

(5) To record retirement of Introspect debt and related accrued interest payable as follows:


               Notes payable to Meditrust                   $         8,006,000
               Notes payable to DAI (parent of
                      Introspect)                                     1,252,000
               Congress Financial line of credit                        435,000
                                                            -------------------
                                                            $         9,693,000
                                                            ===================

(6) To record short-term borrowings incurred in connection with the acquisition of Introspect and retirement of Introspect debt as follows:


               Signet Bank                                  $         9,766,000
                                                            ===================